Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements and financial statement schedule of GSI Commerce, Inc. and subsidiaries and management’s report on the effectiveness of internal control over financial reporting dated March 14, 2006, appearing in the Annual Report on Form 10-K of GSI Commerce, Inc. for the year ended December 31, 2005.

DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania

March 14, 2006